SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                     _________________________________

                                 FORM 8-K

                              Current Report
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   April 19, 2002
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                     TRANSPORTATION LOGISTICS INT'L, INC.
           ----------------------------------------------------
          (Exact name of Registrant as Specified in its Charter)


        Colorado                  0-25319               84-1191355
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(State of Incorporation)         (Commission File    (IRS Employer
                                  Number)             Identification No.)


                   136 Freeway Drive, East Orange, NJ 07018
                   ----------------------------------------
                   (Address of principal executive offices)

                              (973) 266-7020
                        -----------------------------
                        Registrant's Telephone Number




Item 5.  Sale of Transportation Logistics Int'l (UK) Ltd.

     On April 19, 2002 the Registrant sold all of the capital stock of its subsidiary, Transportation Logistics Int'l (UK) Ltd. ("TLI/UK"). The purchasers were James Thorpe, David Paul Parsons, Lisa Marie Thorpe and Valerie Ann Usher. Messrs. Thorpe and Parsons and Ms. Thorpe had transferred TLI/UK to the Registrant in 1999 in exchange for shares of the Registrant's common stock. Messrs. Thorpe and Parsons and Ms. Usher are employees of TLI/UK. In addition, Mr. Thorpe had been a member of the Board of Directors and President of the Registrant from 1999 until April 19, 2002, when his resignation from those positions became effective.

     The purchase price given by the purchasers consisted of (a) $35,000 to be paid between November 2002 and April 2003 and (b) 940,867 shares of the Registrant's common stock, which were surrendered by Mr. Thorpe. The purchase price was determined to be the fair market value of TLI/UK by negotiations between the Registrant and the purchasers. In addition, the parties exchanged general releases of claims and liabilities.

     As part of the transaction, TLI/UK and the purchasers agreed that if within the next two years they participate in the Translogistics Network or in any similar cooperative global network of logistics providers, then 50% of the profits they derive from the network during the next five years will be paid to the Registrant.

                                EXHIBITS

Pro Forma Financial Statements - to be filed by amendment.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                TRANSPORTATION LOGISTICS INT'L, INC.

Dated: April 22, 2002           By:/s/ Michael Margolies
                                ------------------------
                                Michael Margolies
                                Chief Executive Officer